UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 15, 2016

GERON CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-20859	75-2287752
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

149 COMMONWEALTH DRIVE, SUITE 2070
MENLO PARK, CALIFORNIA 94025
(Address of principal executive offices, including zip code)

(650) 473-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On September 15, 2016 (the “Execution Date”), Geron Corporation (“Geron” or the “Company”) and Janssen Pharmaceuticals, Inc. (“Janssen Pharmaceuticals”), entered into a license agreement (the “License Agreement”) granting Janssen Pharmaceuticals exclusive worldwide rights (the “Exclusive License”) under Geron’s proprietary patents and related know-how for the development and commercialization of products based on specialized oligonucleotide backbone chemistry, as well as novel amidates for ribonucleic acid interference, or RNAi, for the prevention, treatment and/or diagnosis of any and all human disorders, excluding cancers originating from the blood or bone marrow, and products whose predominant or primary mechanism of action is telomerase inhibition.

In addition to the Exclusive License, Geron has granted to Janssen Pharmaceuticals a non-exclusive, worldwide license (the “Non-Exclusive License”) under Geron patent rights covering the synthesis of monomers, which are the building blocks of oligonucleotides, necessary for the research, development and commercialization of the oligonucleotides. The patent rights under the Non-Exclusive License are also licensed exclusively to Janssen Biotech, Inc., or Janssen Biotech, under the Collaboration and License Agreement, or CLA, executed by Janssen Biotech and Geron on November 13, 2014 for the imetelstat program, and the License Agreement expressly excludes, and is subject to, the rights and licenses granted to Janssen Biotech under the CLA.

Janssen Pharmaceuticals is required to use reasonable efforts to perform research, development and commercialization activities to obtain at least one licensed product to be researched, developed and commercialized under the License Agreement, at Janssen Pharmaceutical’s sole cost.

Upon the execution of the License Agreement, Janssen Pharmaceuticals owes to Geron a non-refundable upfront payment of $5 million. In addition, Geron will be eligible to receive up to $75 million in development and regulatory milestone payments, as well as royalties in the low single digit percentage range on aggregate worldwide net sales of each licensed product. Earned royalties will be subject to royalty stacking in the event that Janssen Pharmaceuticals is obligated to make royalty payments to any third party having patent claims covering a licensed product as a composition of matter.

Under the terms of the License Agreement, Geron remains responsible for prosecution and maintenance of the patent rights under the Exclusive License, with reasonable input provided by Janssen Pharmaceuticals. The costs of prosecution and maintenance of patent rights under the Exclusive License will be shared 50/50 by the parties. Ownership of any intellectual property developed under the License Agreement will be determined in accordance with U.S. patent laws. Geron remains responsible for prosecuting and maintaining the patent rights under the Non-Exclusive License, as set forth in the CLA.

The License Agreement contains customary representations, warranties and covenants by Geron and Janssen Pharmaceuticals. Each of Geron and Janssen Pharmaceuticals is required to indemnify the other against all claims relating to the indemnifying party’s negligence or willful misconduct, failure to comply with its obligations under the License Agreement, breaches of warranties, or violations of law, except to the extent resulting from negligence or breach by the indemnified party. Janssen Pharmaceuticals is also responsible for indemnifying Geron against any claims arising from the development, commercialization or manufacture of any licensed product under the License Agreement, except to the extent resulting from negligence or breach by Geron.

The License Agreement will remain in effect until the expiration of the last-to-expire licensed patent right, unless terminated earlier. It may be terminated by either Geron or Janssen Pharmaceuticals in the event of uncured material breach or insolvency proceeding by the other party. Janssen Pharmaceuticals also may terminate the License Agreement at will upon prior written notice to Geron. In the event of early termination, all licenses to Janssen Pharmaceuticals would terminate.

The foregoing description of the License Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by reference to, the complete text of the License Agreement, which will be filed with the Securities and Exchange Commission (the “SEC”) as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2016.

Use of Forward-Looking Statements

Except for the historical information contained herein, this Current Report on Form 8-K contains forward-looking statements made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that statements in this Current Report on Form 8-K regarding: (i) the Company’s receipt of an upfront payment and potential receipt of development and regulatory milestone payments, as well as royalties on potential sales under the License Agreement; (ii) that Janssen Pharmaceuticals will exercise reasonable efforts, or any efforts, to develop at least one licensed product under the License Agreement; (iii) Janssen Pharmaceuticals’ planned activities under the License Agreement; and (iv) other statements that are not historical facts, constitute forward-looking statements. These statements involve risks and uncertainties that can cause actual results to differ materially from those in such forward-looking statements. These risks and uncertainties, include, without limitation, risks and uncertainties related to: (i) the uncertainty and time consuming nature of product development and regulatory activities by Janssen Pharmaceuticals; (ii) the fact that Geron may not receive any upfront, milestone, royalty or other payments from Janssen Pharmaceuticals; (iii) the ability of Geron to prosecute and maintain the licensed patent rights that are the subject of the License Agreement; (iv) the risk that Janssen Pharmaceuticals may breach or terminate the License Agreement and Geron may not obtain the anticipated financial and other benefits of the License Agreement; and (v) other risks described in Geron’s SEC filings, including under the heading “Risk Factors”. Additional information and factors that could cause actual results to differ materially from those in the forward-looking statements are contained in Geron’s periodic reports filed with the SEC under the heading “Risk Factors,” including Geron’s quarterly report on Form 10-Q for the quarter ended June 30, 2016. Undue reliance should not be placed on forward-looking statements, which speak only as of the date they are made, and the facts and assumptions underlying the forward-looking statements may change. Except as required by law, Geron disclaims any obligation to update these forward-looking statements to reflect future information, events or circumstances.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GERON CORPORATION

Date: September 19, 2016	By:	/s/ Stephen N. Rosenfield
	Name:	Stephen N. Rosenfield
	Title:	Executive Vice President,
General Counsel and
Corporate Secretary